EXHIBIT 23.2


               Consent of Independent Public Accountants



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Banknorth Group, Inc. of our report, dated January 12, 2001, incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Banknorth Group, Inc.


                                                     /s/ KPMG LLP

Boston, Massachusetts
November 1, 2001